UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2007

AMERICAN SURGICAL HOLDINGS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-50354	98-0403551
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

10039 Bissonnet #250 Houston, Texas	77036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	713-779-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

Share Transfer Restriction Agreements

On September 14, 2007, American Surgical Holdings, Inc., (the “Company”) entered into a Share Transfer Restriction Agreement (the “Anslow and Jaclin Agreement”) with Richard I. Anslow, Esq. and Gregg E. Jaclin, Esq., legal counsel to the Company.  Mr. Anslow and Mr. Jaclin have each agreed that during the Lock-up period described below they will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s common stock beneficially owned by them on September 14, 2007, or (ii) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (i).  The Lock-Up period began on September 14, 2007, and shall continue until the earliest to occur of:

1.	September 14, 2008;
2.	A completed registered secondary offering of $3 million or more; or
3.	The Company agrees in writing to terminate the Anslow and Jaclin Agreement.

On September 21, 2007, the Company entered into a Share Transfer Restriction Agreement (the “Chapa Agreement”) with Jose Chapa, a significant shareholder of the Company.  Mr. Chapa has agreed that during the Lock-up period described below he will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s common stock beneficially owned by him on September 21, 2007, or (ii) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (i).  The Lock-Up period began on September 21, 2007, and shall continue until the earliest to occur of:

1.	September 21, 2008;
2.	A completed registered secondary offering of $3 million or more; or
3.	The Company agrees in writing to terminate the Chapa Agreement.

On September 21, 2007, the Company entered into a Share Transfer Restriction Agreement (the “Chamberlain Agreement”) with Bland E. Chamberlain, III, a significant shareholder of the Company.  Mr. Chamberlain has agreed that during the Lock-up period described below he will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s common stock beneficially owned by him on September 21, 2007, or (ii) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (i).  The Lock-Up period began on September 21, 2007, and shall continue until the earliest to occur of:

1.	September 21, 2008;
2.	A completed registered secondary offering of $3 million or more; or
3.	The Company agrees in writing to terminate the Agreement.

On October 16, 2007, the Company entered into a Share Transfer Restriction Agreement (the “Goldstein Agreement”) with Peter Goldstein, a consultant to the Company.  .Mr. Goldstein has agreed that during the Lock-up period described below he will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s common stock beneficially owned by him on September 21, 2007, or (ii) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (i).  The Lock-up period shall begin on such date that Mr. Goldstein has completed the sale of a minimum of 25,000 shares of common stock and shall continue until the earliest to occur of:

1.
The Company has repaid, renegotiated, satisfied in full or converted into equity of the Company, the $2,715,000.00 of notes payable issued in the bridge financing completed on or about July 2, 2007; or

2.	A completed registered secondary offering of $3 million or more.

The disclosure under Item 1.02 of this current report on Form 8-K with respect to the Consulting Agreement (as defined below) is hereby incorporated by reference.

ITEM 1.02    Termination of a Material Definitive Agreement.

Consulting Agreement

On October 1, 2007, the Company entered into a consulting agreement (the “Consulting Agreement”) with North Point Consultants, Inc., (“North Point”) to provide accounting and administrative services.  The contract included a monthly fee of $8,333 plus expenses and expired on December 31, 2009.  The contract also provided that if the Board of Directors of the Company delegated tasks to North Point or Alan Pritzker, the principal owner of North Point, that required more than four days per month then North Point had the right to increase the amount of compensation payable to it under the contract at the rate of $150 per hour.

On January 8, 2008, the CompanyNorth Pointand Alan Pritzkerentered into a Settlement Agreement and Mutual Release of All Claims (“Settlement Agreement”) pursuant to which the parties mutually agreed to terminate the Consulting Agreement for a total consideration of $80,000 payable to North Point as follows:

1.	$40,000 payable immediately upon execution of the Settlement Agreement; and
2.	$40,000 by no later than January 30, 2008.

The parties mutually agreed that the indemnification obligation to provide directors and officers’ liability insurance pursuant to the Consulting Agreement shall survive the Settlement Agreement.

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 20, 2007, the Board of Directors appointed James Longaker as the Company’s Chief Financial Officer.

James A. Longaker, Chief Financial Officer.

James A. Longaker is the Company’s Chief Financial Officer. Prior to joining American SurgicalHoldings, Inc., Mr. Longaker worked from October 2006 to November 2007 as an independent consultant.  From May 2005 to October 2006, Mr. Longaker was the Chief Financial Officer of Trulite, Inc., a research and development company.  December 2001 to May 2005, Mr. Longaker was a partner at the Forte Group, LLC, a management consulting firm that specialized in emerging businesses. From February 1999 to December 2001, Mr. Longaker worked as a consultant with Glass and Associates serving as an interim Chief Financial Officer for companies. From 1990 to 1999, he had his own consulting business. Mr. Longaker received his bachelor’s degree from Louisiana Polytechnic Institute in 1967 and a Master’s degree in Business Administration in 1969 from Louisiana State University. Mr. Longaker has two certifications:  Certified Public Accountant, and Certified Fraud Examiner.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Employment Agreement

On November 26, 2007, we entered into a one year employment agreement (the “Longaker Agreement”) with James Longaker as Chief Financial Officer.  The Longaker Agreement, among other things,provides for an annual salary of $120,000 with bonuses of up to 100% of the annual salary as determined in the sole discretion of the board.  A copy of the Longaker Agreement is included in this Current Report as Exhibit 10.5.

Item 9.01    Financial Statement And Exhibits.

(a)    Financial Statements of Business Acquired.

None

 (b)   Pro Forma Financial Information.

None

 (c)          Shell Company Transactions.

None

(d)	Exhibits.

10.1	Share Transfer Restriction Agreement with Richard I. Anslow, Esq. and Gregg E. Jaclin, Esq.
10.2	Share Transfer Restriction Agreement with Jose Chapa
10.3	Share Transfer Restriction Agreement with Bland E. Chamberlain, III
10.4	Share Transfer Restriction Agreement with Peter Goldstein
10.5	Employment Agreement with James Longaker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SURGICAL HOLDINGS, INC.

Dated: January 29, 2008	By:	/s/ Zak Elgamal
Zak Elgamal Chief Executive Officer